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                                                             EXHIBIT 10.29


                      ADRIAN SANNIER EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of January 18, 1996 is made by and between Engineering Animation, Inc., an Iowa corporation (hereinafter referred to as the "Company"), and Adrian Sannier (hereinafter referred to as the "Employee"), with reference to the following facts:

    WHEREAS, the Company is engaged in the business of selling computer animation products and services; and

    WHEREAS, the Company desires to employ Employee on the terms and conditions of this Agreement to render services to the Company in connection with the Company's business operations; and

    WHEREAS, Employee desires to be employed by the Company on the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

    1. SERVICES. The Company employs Employee in a management position supervising software development for the purpose of obtaining services from Employee for the Company's business operations, and Employee agrees to perform such services on the terms and conditions of this Agreement and services and responsibilities indicated in the offer letter dated January 18, 1996. During the term of this Agreement, Employee shall make Employee's services available to the Company, at the Company's reasonable request at the Company's offices in Ames, Iowa, and at the other locations as determined necessary by the Company. Employee shall devote Employee's entire time, attention and best efforts to the business of the Company.

    2. TERM. The term of this Agreement shall commence as of the date first above written and terminate one year hence unless renewed for another one year term. This Agreement will terminate upon the occurrence of any of the following events:

     A.   The Employee's death.

     B.   Mutual agreement of Employee and Company;

     C. Disability of Employee that continues for more than three (3) consecutive months but only if, in the Employee's attending physician's opinion, the Employee will be disabled for an additional three (3) months.

     D.   The Company is dissolved, or adjudicated bankrupt.


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     E.   Termination for cause as provided for in Section 8.

     3.   COMPENSATION FOR SERVICES.

          A. The Company shall compensate Employee under ten-ns described in the offer letter dated January 18, 1996. These terms may be modified by mutual written agreement of the parties.

    4. EMPLOYEE'S STATUS UNDER AGREEMENT. The parties agree and acknowledge that Employee shall at all times act in the capacity of an employee under this Agreement, and nothing in this Agreement shall be construed to create the relationship of an independent contractor, partner, joint venture, or any other relationship or status other than that of an employee. Nothing in this Agreement shall prohibit the Employee from owning stock of the Company.

     5. NON-COMPETITION Provision. The parties agree that Employee shall not engage (either directly or indirectly) in competition with, or solicit any client, account or location of, Company.

          A. Employee acknowledges that Employee's services to be rendered to Company in the aforesaid capacity are of a special and unusual character which have a unique value to Company, the loss of which cannot adequately be compensated by damages in an action at law. In view of (a) the unique value to Company of the services of Employee for which Company has employed Employee; and (b) the confidential information to be obtained by or disclosed to Employee as an employee of Company; and as a material inducement to Company to employ Employee and to pay to Employee the compensation for such services to be rendered for Company by Employee (it being understood and agreed by the parties hereto that such compensation shall also be paid and received in consideration hereof), Employee covenants and agrees as follows:

          (1)  During Employee's employment by Company and for a period of one
(1) year after s/he ceases to be employed by Company, Employee shall not, directly or indirectly, as principal or agent, or in any other capacity, solicit or divert business from any client, account or location of Company.

          (2) Employee agrees that during the term of this Agreement, and, for a period of one (1) year after termination of this Agreement, s/he will not, within the United States or Canada, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes with the business of the Company at the time of the termination of this Agreement. Nothing herein contained shall be construed as denying Employee the right to own publicly-traded securities of any such corporation to the extent of an aggregate of 2% of the outstanding shares thereof.


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          (3)  During Employee's employment by Company and for a period of
one (1) year after s/he ceases    to be employed by Company, Employee shall
not, directly or indirectly, solicit for employment or employ any employee of Company.

          (4) Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate and become null and void if the Employee's employment with the Company is terminated pursuant to Section 2.D hereof.

          B. Employee covenants and agrees that, if s/he violates any of Employee's covenants or agreements under Section 5.A hereof, Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration's or benefits which Employee directly or indirectly has realized and/or may such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Company is or may be entitled at law or in equity or under this Agreement.

          C. (1) Employee has carefully read and considered the provisions of Sections 5.A and 5.B hereof, and having done so, agrees that the restrictions set forth in such paragraphs (including, but not limited to, the time period of restriction and the geographical areas of restriction set forth in Section 5.A hereof) are fair and reasonable and are reasonably required for the protection of the interests of Company, its officers, directors and other employees.

                (2) In the event that, notwithstanding the foregoing, any part of the covenants set forth in Section 5.A hereof shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Section 5.A hereof relating to time period and/or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period and/or areas or restriction shall be deemed to become and thereafter be the maximum time period and/or areas which such court deems reasonable and enforceable.

     6. CONFIDENTIALITY. Employee acknowledges that, in and as a result of Employee's employment hereunder, s/he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as Company's trade secrets, systems, procedures, manuals, confidential reports and lists of customers or clients, as well as the nature of any other services rendered by Company, the equipment and methods used and preferred by Company's customers or clients, and the fees paid by such customers or clients. As a material inducement to Company to enter into this Agreement and to pay to Employee the compensation referred to in Section 3 hereof, Employee covenants and agrees that s/he shall not, at any time during or following the term of Employee's employment hereunder, directly or indirectly, divulge or disclose any of such confidential information (which shall not include any information available in the public domain or from third parties) which has been obtained by or disclosed to Employee's as a result of Employee's employment


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by Company.  In the event of a breach or threatened breach by the employee of any of the provisions of this Section 6, Company, in addition to and not in limitation of any other rights, remedies or damages available to Company at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Employee, or by Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with her.
Notwithstanding this Section 6, nothing in this Agreement shall be construed to prevent Employee from observing and complying with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Company.

    7. DELIVERY OF MATERIALS. Employee agrees that upon the termination of Employee's employment s/he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in Employee's possession or under Employee's control.

    8. TERMINATION FOR CAUSE. Notwithstanding any other provision hereof, Company may terminate Employee's employment under this Agreement at any time for cause. Such termination shall be evidenced by written notice thereof to the Employee, which notice shall specify the cause for termination. For purposes hereof, the term "cause" shall include, without limitation, theft of corporate property, a material breach of this Agreement, a material violation of law, or unsatisfactory work performance.

    9. REMEDIES OF THE COMPANY. Employee agrees that in the event of a material breach by Employee of this Agreement, s/he shall thereby relinquish all rights to any amounts payable under Section 3 hereof, but shall be required to comply with the provisions of Sections 5, 6 and 7 hereof. Upon any such breach, the Company shall be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Employee or to enjoin Employee from engaging in any activity in violation thereof. Employee agrees that because Employee's services to the Company are of such unique an extraordinary character, a suit at law may be an inadequate remedy with respect to a breach by Employee of Sections 5, 6 and 7 hereof, and that upon any such breach or threatened breach by Employee's of such Sections the Company shall be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief.

     10. NOTICES. All notices under this Agreement shall be in writing and shall be effective either (a) when delivered in person at the address set forth below, or (b) three (3) business days after deposit in a sealed envelope in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the recipient as set forth below, whichever is earlier.


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     All notices to the Company shall be sent to:

          Jamie A. Wade, Esquire
          Vice President and General Counsel
          Engineering Animation, Inc.
          ISU Research Park, Suite 300
          2625 North Loop Drive
          Ames, IA 50010

    All notices to Employee shall be sent to the address of Employee last shown on the records of the company.

    Such addresses may be changed by notice given in accordance with this Section.

     11. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of the other provisions hereof.

     12. ASSIGNMENT. This Agreement may not be assigned by either party without prior written consent of the other. Employee may not delegate Employee's duties under this agreement to another without the Company's prior written consent.

     13. MISCELLANEOUS. This Agreement may not be changed nor can any provision hereof be waived except by an instrument in writing duly signed by the party to be charged, and for all purposes constitutes a separate and independent agreement. This Agreement shall be interpreted, governed and controlled by the laws of the State of Iowa. Any dispute based upon this Agreement shall be resolved by action filed in Iowa District court in Story County, Iowa. This Agreement shall continue in effect in the event of a merger or sale of the Company into or to another entity or the transfer of substantially all of the assets of the Company to another entity. The provisions of Sections 5, 6, and 7 hereof shall survive any termination of this Agreement (except that Section 5 shall not survive the termination of this Agreement if such termination is a result of the liquidation and winding up of the business of the Company).

     14. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants of undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



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     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

ENGINEERING ANIMATION, INC.

BY: /S/ JAMIE A. WADE
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       Jamie A. Wade
       Vice President Administration and General Counsel


EMPLOYEE

/S/ ADRIAN SANNIER
----------------------------------------------------------
Adrian Sannier